As filed with the Securities and Exchange Commission on July 7, 2004.

Registration No. 333-59698

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_____________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2674487 (I.R.S. Employer Identification No.)

1100 Louisiana, Suite 2000
Houston, Texas 77002-5215
(Address of principal executive offices)

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The Houston Exploration Company 401(k) Plan and Trust
(Full title of the plan)

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John H. Karnes
Senior Vice President and Chief Financial Officer
The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002-5215
(Name and address of agent for service)

(713) 830-6800
(Telephone number, including area code, of agent for service)

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THE PURPOSE OF THIS AMENDMENT IS TO DEREGISTER SHARES OF
COMMON STOCK AND PARTICIPATION INTERESTS UNDER THE
HOUSTON EXPLORATION COMPANY 401(K) PLAN AND TRUST

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DEREGISTRATION OF SECURITIES

     On April 27, 2001, The Houston Exploration Company (the “Company”) filed a registration statement on Form S-8 (No. 333-59698) with the Securities and Exchange Commission, which registered 1,000,000 shares of common stock of the Company, par value $0.01 per share, and an indeterminate amount of plan interests to be offered or sold pursuant to The Houston Exploration Company 401(K) Plan and Trust (the “Plan”).

     As of January 1, 2004, the Plan ceased offering common stock of the Company as an investment option. As a result, all shares held by the Plan participants were liquidated and no further shares of common stock could be issued under Form S-8, No. 333-59698. In accordance with the undertaking contained in Part II, Item 9 of the registration statement pursuant to Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to deregister all shares of common stock and such indeterminate amount of the Plan interests that remain unissued pursuant to the Plan.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 7, 2004.

THE HOUSTON EXPLORATION COMPANY
By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

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